Exhibit (a)(1)(iv)

SHARE WITHDRAWAL LETTER

SHARE WITHDRAWAL LETTER FOR THE U.S. OFFER TO PURCHASE FOR CASH ALL OUTSTANDING ORDINARY SHARES HELD BY U.S. HOLDERS OF TIGENIX NV FOR €1.78 PER SHARE, WITHOUT INTEREST, BY TAKEDA PHARMACEUTICAL COMPANY LIMITED

TO BE COMPLETED AND SUBMITTED IN DUPLICATE TO THE FINANCIAL INTERMEDIARY TO WHICH THE

SHAREHOLDER HAD DELIVERED ITS SHARE ACCEPTANCE LETTER NO LATER THAN 10:00 A.M. (NEW YORK CITY TIME) ON THE INITIAL EXPIRATION DATE (OR THE DATE AND TIME OF THE EXPIRATION OF THE RELEVANT SUBSEQUENT OFFERING PERIOD, AS APPLICABLE)

I, the undersigned,

Legal entity:

Name and legal form:
Registered office:
Country:
Validly represented by:	1. (name, surname, domicile and capacity) 2. (name, surname, domicile and capacity)

Natural person:

Surname:
Name:
Domicile:
Nationality:
Surname:
Passport number:

declare after having had the opportunity to read the U.S. Offer to Purchase, dated April 30, 2018 (the “U.S. Offer to Purchase”) published by Takeda Pharmaceutical Company Limited, a company organized under the laws of Japan (“Takeda”) relating to its offer to purchase (i) up to 100% of the issued and outstanding ordinary shares (“Ordinary Shares”) of TiGenix NV a public limited liability company (naamloze vennootschap / société anonyme) incorporated and existing under the laws of Belgium (“TiGenix”) from U.S. holders (within the meaning of Rule 14d-1(d) under the U.S. Securities Exchange Act of 1934, as amended), excluding Ordinary Shares owned by Takeda and its affiliates, and (ii) up to 100% of the American Depositary Shares of TiGenix (each, an “ADS” and collectively, “ADSs”) from all holders, wherever located, excluding ADSs owned by Takeda and its affiliates (the “U.S. Offer”) that:

i.	I accept the terms and conditions to withdraw from the U.S. Offer described in the U.S. Offer to Purchase;

ii.	I hereby withdraw:

☐	my acceptance of the U.S. Offer and the tender of my Ordinary Shares indicated on my executed Share Acceptance Letter, a copy of which I attach to this Share Withdrawal Letter;

I am aware, agree and confirm that:

i.	in order to be valid, this Withdrawal must be submitted in duplicate in accordance with the applicable withdrawal procedure as set forth in the U.S. Offer to Purchase (Section 4), to the financial intermediary to which I had delivered my Letter (Acceptance Letter or Exercise Letter) at the latest before 10:00 a.m. (New York City time) on the Initial Expiration Date (or the date and time of the expiration of the relevant Subsequent Offering Period, as applicable), or any earlier deadline set by the financial intermediary;

ii.	I am duly authorized to withdraw my acceptance of the U.S. Offer and all authorizations, formalities or procedures required to that end have been duly and successfully obtained, accepted, completed and/or carried out;

iii.	if the Ordinary Shares are co-owned by two or more holders, each of them must provide the identification information requested above and sign this same Share Withdrawal Letter; if the Securities are subject to beneficial ownership, both the bare owner and the beneficial owner must provide the identification information requested above and sign this Share Withdrawal Letter; if the Ordinary Shares are pledged, both the pledging debtor and the creditor benefiting from such pledge must provide the identification information requested above and sign this Share Withdrawal Letter with the understanding that the creditor benefiting from the pledge will be deemed irrevocably and unconditionally to renounce and release the shares concerned from his pledge; and

iv.	I have received all information necessary to be able to take a decision on the U.S. Offer with full knowledge of the facts, and I am fully aware of the risks it entails and have inquired about the taxes I could owe in the framework of the transfer of my Ordinary Shares to Takeda which, if need be, I shall bear in full.

Except where indicated to the contrary, the terms used in this Share Withdrawal Letter shall have the same meaning as in the U.S. Offer to Purchase.

***

Done in duplicate at (place)	on (date	)	2018.

The Shareholder	Other financial intermediary

(signature)	(signature)
(name, first name)	(financial intermediary)

(signature)
(name, first name)

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